SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Allscripts Healthcare Solutions, Inc.

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2401 Commerce Drive

Libertyville, Illinois 60048

Telephone: (847) 680-3515

Facsimile: (847) 680-9887

May 3, 2004

Fellow Stockholders:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Thursday, May 27, 2004 at 9:00 a.m. (Central Time), at Allscripts’ principal offices located at 2401 Commerce Drive, Libertyville, Illinois 60048.

This Notice of Annual Meeting and Proxy Statement describes the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You may also be able to vote by telephone or over the Internet, and if you are able to and choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

On behalf of the board of directors and our management team, I would like to express our appreciation for your interest in the affairs of Allscripts.

Sincerely,

Glen E. Tullman

Chairman and Chief Executive Officer

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2401 Commerce Drive

Libertyville, Illinois 60048

Notice of Annual Meeting of Stockholders

Thursday, May 27, 2004

9:00 a.m.

Allscripts Healthcare Solutions, Inc.

2401 Commerce Drive

Libertyville, Illinois 60048

The purpose of our Annual Meeting is to:

1.	Elect two directors to each serve a three-year term;

2.	Consider and vote upon a proposed amendment and restatement of our Amended and Restated 1993 Stock Incentive Plan; and

3.	Ratify the appointment of Grant Thornton LLP as our independent accountants for 2004.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on April 26, 2004. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

We have enclosed with this notice and proxy statement a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2003.

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

May 3, 2004

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Annual Report on Form 10-K

We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2003, without exhibits. You may obtain the exhibits described in the Form 10-K for a fee upon request. Please contact Lee Shapiro, Secretary, Allscripts Healthcare Solutions, Inc., 2401 Commerce Drive, Libertyville, Illinois 60048.

This proxy statement and form of proxy are first being sent to stockholders on or about May 3, 2004.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on:

1.	the election of two directors to each serve for a three-year term;

2.	the amendment and restatement of our Amended and Restated 1993 Stock Incentive Plan; and

3.	the ratification of Grant Thornton LLP as our independent accountants.

Who may vote?

Allscripts stockholders at the close of business on April 26, 2004, the record date, are entitled to vote. On that date, there were 39,378,671 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share of Allscripts common stock that you own entitles you to one vote.

How do I vote?

All stockholders may vote by mail. You also may be able to vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 26, 2004, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman and William J. Davis to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the amendment and restatement of our Stock Incentive Plan, FOR the ratification of our independent accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Tullman and Davis.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised in one of four ways:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or Internet after you have given your proxy.

4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the amendment and restatement of our Stock Incentive Plan.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the two nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. Abstentions and broker non-votes will have no effect on the election of a director.

Amendment and Restatement of Stock Incentive Plan: Amendment and restatement of our Stock Incentive Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment and restatement of the Plan, but a broker non-vote will have no effect.

Ratification of Independent Accountants: Although we are not required to submit the appointment of our auditors to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of Grant Thornton LLP as our independent accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of Grant Thornton.

How do I submit a stockholder proposal?

You must submit a proposal to be included in our proxy statement for the 2005 annual meeting of stockholders in writing no later than January 30, 2005. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2005 annual meeting of stockholders. We must receive your proposal in writing on or after December 28, 2004 but no later than January 27, 2005. If you submit your proposal after the deadline and we choose to consider it at the meeting, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by our board of directors for that meeting to exercise discretionary voting power as to that proposal. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Proposal 1

ELECTION OF DIRECTORS

Seven directors currently serve on our board of directors. The directors are divided into three classes. Each director serves for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the board. At this Annual Meeting, you will be asked to elect two directors. The remaining five directors will continue to serve on the board as described below. The nominees, Michael J. Kluger and Robert A. Compton, are currently directors.

Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Kluger and Compton. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for a nominee, your shares will be voted FOR that other person. The board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

Michael J. Kluger, 47, was elected to our board in 1994. Since 1992, Mr. Kluger has served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. Since November 2001, Mr. Kluger has also been a Managing Director of AIG/Altair, a private equity healthcare firm.

Robert A. Compton, 48, was elected to our board in August 2003. Since 2002, Mr. Compton has been the Chief Executive Officer of NoInk Communications, a privately held provider of handheld and web-based software solutions for pharmaceutical and medical device sales professionals, which he founded in 2000. From 1999 to January 2000, Mr. Compton was President, Neurological Technologies Division of Medtronic, Inc., a medical technology company. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as general partner of CID Equity Partners, a venture capital firm. Mr. Compton serves on the Board of Directors of Interactive Intelligence Inc., a provider of software.

Directors Continuing Until 2005 Annual Meeting

M. Fazle Husain, 40, was elected to our board in April 1998. Mr. Husain is a Managing Director of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991, and is a Managing Member of Morgan Stanley Venture Partners III, L.L.C., which is the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses primarily on investments in the healthcare and software industries. He serves on the boards of directors of Cross Country, Inc., The Medicines Company, HealthStream, Inc. and several private medical and software companies.

Glen E. Tullman, 44, became the Chairman of our Board in May 1999 and our Chief Executive Officer in August 1997, and was our President from December 2001 through April 2002. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

Directors Continuing Until 2006 Annual Meeting

Philip D. Green, 53, was elected to our board in 1992. Mr. Green has been a partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since June 2000. From 1989 until that time, Mr. Green was a partner with the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the board of directors of I-trax, Inc.

Bernard Goldstein, 73, was elected to our board in 2001. From 1979 to 1996, Mr. Goldstein was a Managing Director of Broadview International, LLC, a financial services firm specializing in merger & acquisition transactions for communications, IT, and media companies. Thereafter, he served as a Director of Broadacre until 2002. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and is currently a director of Sungard Data Systems, Inc., SPSS, Inc., and several privately held companies.

Marcel L. “Gus” Gamache, 61, was elected to our board in August 2003. Since 1994, Mr. Gamache has been President and Chief Executive Officer of ConnectiCare, a Farmington, Massachusetts-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts.

GOVERNANCE

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the company’s best interest. In addition, our Code of Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by writing to our Secretary at the address shown on the cover of this proxy statement.

Director Independence

Each of our directors other than Mr. Tullman qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. The independent members of the Board of Directors will meet periodically in executive session without management. These meetings will occur at least once per year.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The nominating and governance committee is responsible for the proposal of nominees for service as a director and will consider recommendations offered by shareholders in accordance with our by-laws. The nominating and governance committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the nominating and governance committee consults with the Chief Executive Officer. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership. Assuming that appropriate biographical and background information is provided to the committee, the committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The nominating and governance committee may hire outside advisers to assist it in identifying and/or evaluating potential director nominees. The committee did not utilize outside advisors in deciding to nominate the director candidates for the upcoming annual meeting.

If you wish to recommend a nominee for director for the 2005 annual meeting of stockholders, our Secretary must receive your written nomination on or after December 28, 2004 but no later than January 27, 2005. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director if elected.

Attendance at Annual Meeting

It is our policy to invite all of the members of our Board of Directors to attend our annual meeting of stockholders, but their attendance is not required. Only Mr. Tullman attended our last annual meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2003, our Board of Directors met thirteen times. In addition to meetings of the full board, directors attended meetings of the board committees. Allscripts has standing audit, compensation and nominating committees. In 2003, each current director attended at least 75% of the meetings of the board and of the committees on which he served that were held during the period for which he was a director.

The audit committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the audit committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor, approves the scope of annual audits performed by them, and reviews the results of those audits. In addition, the audit committee oversees the accounting and financial reporting process of the company, and meets with management, the independent auditors and the internal staff to review audit results and opinions as well as financial, accounting and internal control matters. Marcel L. “Gus” Gamache, Michael J. Kluger and Bernard Goldstein serve on the audit committee. Mr. Kluger serves as the chairman of the audit committee. The Board of Directors has determined that each of the members of the audit committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. In addition, the Board of Directors has determined that each member of the audit committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The committee has adopted a charter that specifies the composition and responsibilities of the committee, a copy of which is included as Appendix A to this proxy statement, is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the front cover of this proxy statement. Additional information on the committee and its activities is set forth in the “Report of the Audit Committee”. During 2003, the committee met seven times.

The compensation committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the compensation committee. The Board of Directors has determined that each of the members of the compensation committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The committee has adopted a charter that specifies the composition and responsibilities of the committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. During 2003, the committee met three times.

The nominating and governance committee assists the Board in identifying qualified individuals to become Board members and recommending to the Board the director nominees; develops and recommends to the Board corporate governance guidelines applicable to Allscripts; leads the Board of Directors in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The committee has adopted a charter that specifies the composition and responsibilities of the committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. Philip D. Green and Bernard Goldstein serve on the nominating committee. The Board of Directors has determined that each of the current members of the nominating and governance committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. During 2003, the nominating committee met once.

DIRECTOR COMPENSATION

Beginning in 2004, each non-employee director is paid $1,500 for each board of directors meeting attended, and each director is reimbursed for travel expenses incurred in attending meetings. Under our Amended and Restated 1993 Stock Incentive Plan, directors who are not Allscripts employees are eligible to receive stock option grants at the discretion of the board of directors or the compensation committee. Each non-employee director is also eligible for medical insurance benefits.

OWNERSHIP OF ALLSCRIPTS COMMON STOCK

The following table shows how much Allscripts common stock was beneficially owned as of March 31, 2004 by:

•	our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2003;

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 39,375,889 shares outstanding as of March 31, 2004. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman	689,010	473,483	1,162,493	2.9
Lee A. Shapiro	15,369	334,959	350,328	*
Joseph E. Carey	98,062	342,083	440,145	1.1
T. Scott Leisher	124,659	280,689	405,348	1.0
William J. Davis	0	137,500	137,500	*
Philip D. Green	42,589	134,321	176,910	*
M. Fazle Husain	56,744	11,250	67,994	*
Michael J. Kluger (1)	3,349,370	52,500	3,401,870	8.6
Bernard Goldstein	54,998	34,350	89,348	*
Robert A. Compton	82,529	12,500	95,029	*
Marcel L. “Gus” Gamache	0	12,500	12,500	*
All directors and executive officers as a group (11 persons)	4,513,330	1,826,135	6,339,465	15.4

5% Stockholders	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
IDX Systems Corporation (2)	7,483,538	—	7,483,538	19.0
Wellington Management Company, LLP (3)	3,790,268	—	3,790,268	9.6
Liberty Partners Holdings 6, L.L.C. (1)	3,248,170	—	3,248,170	8.3
Gruber and McBaine Capital Management, LLC (4)	2,953,000	—	2,953,000	7.5
Willow Creek Capital Management (5)	2,001,446	—	2,001,446	5.1

*	Less than 1%.
(1)

Liberty Partners Holdings 6, L.L.C. has shared voting and dispositive power with respect to 3,248,170 shares. Mr. Kluger is a general partner of Liberty Investment Partners 6, which is a non-voting member and manager of Liberty Partners Holdings 6, L.L.C. Mr. Kluger disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. Mr. Kluger owns 101,200 shares directly. The address for Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1370 Avenue of the Americas, New York, New York 10019. The address for Mr. Kluger is 101 East 52nd Street, 11th Floor, New York, New York 10022.

(2)	IDX is the owner of, and has shared voting and sole dispositive power with respect to, the shares. Its address is 40 IDX Drive, South Burlington, Vermont 05403.
(3)	Wellington Management Company, LLP, an investment adviser, does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 3,420,268 shares and shared dispositive power as to 3,790,268 shares. Of the listed shares, Wellington Trust Company, NA has shared voting and dispositive power as to 2,223,968 shares (5.7)%. The address for both Wellington Management Company, LLP and Wellington Trust Company, NA is 75 State Street, Boston, Massachusetts 02109.
(4)	In its role as investment advisor, Gruber and McBaine Capital Management, LLC may be deemed to beneficially own 2,953,000 shares by reason of its shared voting and dispositive power. Jon D. Gruber, J. Paterson McBaine and Eric B. Swergold are deemed to beneficially own 2,953,000 shares by reason of their shared voting and dispositive power with respect to such shares and Mr. Gruber and Mr. McBaine additionally exercise voting and dispositive power with respect to 211,850 shares and 352,050 shares, respectively, and are deemed to beneficially own such shares. Gruber & McBaine Capital Management, LLC’s address is 50 Osgood Place, Penthouse, San Francisco, California 94133.
(5)	Willow Creek Capital Management has shared voting power and dispositive power as to all 2,001,446 shares. Its address is 300 Drakes Landing Road, Suite 230, Greenbrae, California 94904.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts’ common stock with the Securities and Exchange Commission. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements applicable to these individuals were met during 2003.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of Allscripts.

Summary Compensation

Long-Term Compensation
Awards
		Annual Compensation					Securities Underlying Options	All Other Compensation(1)
Name and Principal Position	Year	Salary			Bonus
Glen E. Tullman Chairman, and Chief Executive Officer	2003 2002 2001		$250,000 250,000 285,000			$32,000 53,450 75,000	325,000 215,000 200,000	$2,324 2,300 2,000
Lee A. Shapiro President	2003 2002 2001		$225,000 222,407 225,000			$32,000 53,475 65,000	275,000 150,000 150,000	$2,324 2,450 2,000
Joseph E. Carey Chief Operating Officer	2003 2002 2001		$225,000 225,000 235,000			$32,000 53,475 65,000	275,000 150,000 125,000	$2,324 2,450 2,000
T. Scott Leisher Executive Vice President, Sales and Marketing	2003 2002 2001		$225,000 212,035 200,000			$28,500 53,475 65,000	225,000 150,000 110,000	$2,324 2,300 2,000
William J. Davis Chief Financial Officer	2003 2002	$ $	225,000 52,067	(2)	$ $	32,000 13,100	150,000 200,000	$324 54

(1)	For 2003, comprised of $2,000 for each named executive officer other than Mr. Davis in matching contributions under our 401(k) plan and the balance for life insurance premiums paid by us.
(2)	Mr. Davis’ employment commenced on October 8, 2002.

Option Grants in 2003

This table gives information relating to option grants during 2003 to the executive officers listed in the Summary Compensation Table. The options were granted under the Amended and Restated 1993 Stock Incentive Plan and vest equally over three years on the anniversaries of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. The actual price appreciation may be substantially greater than that assumed under these rules. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date

Name					5%	10%
Glen E. Tullman	325,000	7.9%	$3.53	6/24/13	$721,500	$1,829,750
Lee A. Shapiro	275,000	6.7%	$3.53	6/24/13	$610,500	$1,548,250
Joseph E. Carey	275,000	6.7%	$3.53	6/24/13	$610,500	$1,548,250
T. Scott Leisher	225,000	5.5%	$3.53	6/24/13	$499,500	$1,266,750
William J. Davis	150,000	3.6%	$3.53	6/24/13	$333,000	$844,500

Option Exercises in 2003 and 2003 Year-End Option Values

This table provides information regarding the exercise of options during 2003 by the executive officers listed in the Summary Compensation Table. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year end 2003 is calculated using the difference between the option exercise price and $5.32 (the last reported market price of Allscripts common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at Year End 2003		Value of Unexercised In-the-Money Options at Year End 2003
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Tullman	—	—	383,066	498,059	$985,533	$758,327
Lee A. Shapiro	—	—	250,376	400,124	$231,563	$586,188
Joseph E. Carey	—	—	267,083	368,749	$430,693	$586,188
T. Scott Leisher	—	—	211,939	329,749	$426,194	$550,623
William J. Davis	—	—	137,500	212,500	$295,125	$429,375

Employment Agreements

We entered into employment agreements with Messrs. Tullman, Shapiro, Carey and Leisher effective July 8, 2002, and with Mr. Davis effective October 2, 2002, and amended as of April 25, 2004. In the case of Messrs. Tullman, Shapiro, Carey and Leisher, each agreement has an initial term that ends July 8, 2005. In the case of Mr. Davis, the agreement has an initial term that ends October 2, 2004. Each of the agreements renews for consecutive one-year terms unless either party gives 180 days’ notice prior to the expiration of any term. Under the agreements, Mr. Tullman is to be paid an annual base salary of $250,000 (subject to annual review and increase by the board of directors), and Messrs. Shapiro, Carey, Leisher and Davis are each to be paid an annual base salary of $225,000 (subject in each case to annual review and increase by the board of directors). Messrs. Tullman, Carey and Leisher are each entitled to an annual bonus as determined by the board of directors or the compensation committee in their sole discretion, but in no event will the bonus be less than $75,000 without the consent of such executive. Mr. Shapiro is entitled to a guaranteed annual bonus equal to at least the greater of 25% of Mr. Shapiro’s then current annual base salary or $75,000. Mr. Davis is entitled to an annual bonus as determined by the board of directors or the compensation committee in their sole discretion, but in no event will the bonus be less than $60,000 without Mr. Davis’ consent. If we terminate Messrs. Tullman, Shapiro, Carey, Leisher or Davis without Cause or if any of them terminates his employment for salary that was accrued but not yet paid as of the termination date, the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), continuation of health benefits for a period of 24 months following the termination date, outplacement services of up to $10,000 and acceleration of all stock option or other stock awards granted after the date of the agreements. Notwithstanding the above, if during the one-year period immediately following a Change in Control, as defined in the agreements, Messrs. Tullman, Shapiro, Carey, Leisher or Davis terminates his employment for any reason, he will be entitled, instead of the salary and bonus payments described in the previous sentence, to a payment in a lump sum equal to 2.99 times his then in effect base salary and 2.99 times the minimum performance bonus amount of $75,000. In the event that any payment by us to Messrs. Tullman, Shapiro, Carey, Leisher or Davis would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount. The agreements also provide that each of Messrs. Tullman, Shapiro, Carey, Leisher or Davis will not compete with us during the term of his employment and (other than in the case of a termination by us without Cause or a termination of such executive for Constructive Discharge) for one year thereafter.

We have entered into stock option agreements with Messrs. Tullman, Shapiro, Carey, Leisher and Davis (including options referred to in the previous paragraph) pursuant to which, in the event of a Change in Control, as defined in the stock option agreements and the employment agreements, vesting of the options will accelerate so that the unvested portion of the options will vest immediately. Under these option agreements, Messrs. Tullman, Shapiro, Carey, Leisher and Davis had unvested options as of March 31, 2004 as follows: Mr. Tullman, 396,665 shares; Mr. Shapiro, 318,874 shares; Mr. Carey, 293,749 shares; Mr. Leisher, 254,999 shares; and Mr. Davis 212,500 shares.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee of our board of directors are Messrs. Green, Husain and Kluger. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries. We refer you to the information under “Certain Relationships and Related Party Transactions” for a discussion of insider participation.

Liberty Partners Holdings 6, L.L.C., which as of March 31, 2004 held approximately 3,248,170 shares of common stock, is entitled to registration rights with respect to these shares. Under a registration rights agreement, Liberty Partners Holdings 6, L.L.C. is entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, Liberty Partners had exercised its right to require us to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holder described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations. Mr. Kluger is a general partner of Liberty Investment Partners 6, which is a non-voting member and manager of Liberty Partners Holdings 6, L.L.C.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan. Stockholders did not approve the Nonstatutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	5,660,353	$6.40	471,158
Equity compensation plans not approved by security holders	4,109,266	$3.79	286,960
Total(1)	9,769,619	$5.30	758,118

(1)	Excludes (i) 370,867 shares subject to options outstanding pursuant to the Channelhealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of Channelhealth Incorporated (the “Channelhealth Options”), and (ii) 162,879 shares subject to options outstanding pursuant to the certain stock and stock option plans which we assumed in connection with our 2003 acquisition of Advanced Imaging Concepts, Inc. (the “AIC Options”). The Channelhealth Options have a weighted-average exercise price of $30.02 per share. The AIC Options have a weighted-average exercise price of $0.29 per share.

2001 Nonstatutory Stock Option Plan

The board originally adopted the Plan on January 31, 2001. The Plan was not approved by our stockholders. The Plan has been amended from time to time since its initial adoption. The Plan will terminate on January 31, 2011. Currently, the board of directors may amend or terminate the Plan at any time, subject to Nasdaq stockholder approval requirements. Under the Plan, the compensation committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

We presently have 3,000,000 shares of common stock reserved for issuance under the Plan. The number of shares underlying awards made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The compensation committee administers the Plan. Subject to the specific provisions of the Plan, the committee determines award eligibility, timing and the amount and terms of the options. The committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration. Options under the Plan must be nonqualified stock options. The compensation committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the compensation committee shall provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the compensation committee, an option under the Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS’ COMPENSATION

The compensation committee of the board of directors is composed of Philip D. Green, M. Fazle Husain and Michael J. Kluger. The committee determines executive officers’ salaries, bonuses and other compensation and administers Allscripts’ Amended and Restated 1993 Stock Incentive Plan and our 2001 Nonstatutory Stock Option Plan.

Compensation Policies Applicable to Executive Officers

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The compensation committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

Third, a substantial portion of total long-term compensation should reflect performance on behalf of the company’s stockholders, as measured by increases in the value of the company’s stock.

In the judgment of the compensation committee, the performance of Allscripts in 2003 confirms that the compensation program is achieving its main objectives.

Base Salary

All of the executive officers have employment agreements that set their base compensation.

Annual Bonus

Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program has been approved by Allscripts’ Board of Directors and is formalized in writing. The board of directors or the compensation committee determines the bonus for the Chief Executive Officer. The Chief Executive Officer’s bonus is based on the overall performance and financial results of the company, including the company’s achievement of goals pertaining to revenue growth, cost reductions, improved operating methods, acquisitions and accounting controls. These factors are weighted and then the company’s fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the Chief Executive Officer and then submitted to the committee for its approval. In making its final determinations, the compensation committee determines how each executive officer contributed to Allscripts’ achievement of its goals.

Stock Incentives

Under the Amended and Restated 1993 Stock Incentive Plan, stock options and stock appreciation rights may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The compensation committee determines the number of stock incentives to be granted based on an officer’s job responsibilities and individual performance evaluation. Each of the executive officers named in the Summary Compensation Table received new grants of stock incentives during 2003 as set forth therein.

Allscripts intends to adopt changes in its equity compensation program. In 2004, Allscripts will begin granting stock awards instead of stock options to certain employees, subject to stockholder approval of the amendment and restatement of the Amended and Restated 1993 Stock Incentive Plan. A stock award, or restricted stock unit award, is a grant that vests over time. As the stock award vests employees receive Allscripts common shares that they own outright. We believe that stock awards are a better way to provide significant equity compensation to employees that is less subject to market volatility. This new approach is designed to further encourage the creation of long-term stockholder value, as the committee believes that the significant equity interests in the company held by management helps to align the interests of stockholders and management and maximize stockholder returns over the long term.

Compensation of the Chairman and Chief Executive Officer

The overall compensation package of the Chief Executive Officer is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders’ investments. The Chief Executive Officer’s base compensation is set at $250,000 by his employment agreement, dated July 8, 2002. He received a cash bonus of $53,450 in 2003, reflecting Allscripts’ achievement of some of its performance goals.

The compensation committee is directly responsible for determining all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The committee intends that a substantial portion of the Chief Executive Officer’s compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer’s compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2003, Mr. Tullman received options for a total of 325,000 shares.

The committee intends for the Chief Executive Officer’s compensation to relate directly to the overall performance of the company as measured by financial criteria. In addition, the Chief Executive Officer’s compensation reflects achievements such as the continued strong performance of the senior management team and the successful negotiation of strategic alliances.

Deductibility of Compensation

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain “performance based compensation” is not included in compensation for purposes of the limit. The committee believes that the current structure of Allscripts’ executive compensation does not give rise to Section 162(m) concerns. The compensation committee will continue to assess the impact of Section 162(m) on its compensation practices.

Compensation Committee

Philip D. Green

M. Fazle Husain

Michael J. Kluger

Company Performance

This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market—U.S. and the Nasdaq Health Services Index from July 23, 1999 (the date Allscripts common stock was first offered to the public at an initial public offering price of $16.00 per share) through the end of 2003. The graph assumes an initial investment of $100 and the reinvestment of dividends.

COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*

AMONG ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ HEALTH SERVICES INDEX

Cumulative Total Return

	07/23/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.	$100.00	$275.00	$58.40	$20.25	$14.94	$33.25
NASDAQ STOCK MARKET (U.S.)	100.00	150.97	91.05	72.27	49.96	74.70
NASDAQ HEALTH SERVICES	100.00	82.58	113.36	122.56	105.61	161.49

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be approved by our audit committee or our independent directors.

Stock Rights and Restrictions Agreement

In connection with our acquisition of Channelhealth Incorporated in January 2001, we entered into a stock rights and restrictions agreement with IDX Systems Corporation, which is a significant stockholder of Allscripts.

Allscripts Board of Directors

Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts common shares issued to IDX upon completion of the Channelhealth merger, IDX is entitled to designate an individual to our board of directors.

Limitation on Business Combination Transactions

During the term of the stock rights and restrictions agreement, each of IDX and Allscripts has agreed not to engage in or propose any transaction referred to in the agreement as a “business combination”, which means a merger, consolidation, “business combination” as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange or other transaction involving the other and pursuant to which the other party’s voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets or liquidation of the other party, including by means of a tender or exchange offer, or request or solicit any other person to engage in or propose a business combination, unless the transaction is approved by a majority of the other party’s continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party’s voting securities and has no representative on the other party’s board of directors.

Limitation on Acquisition and Disposition of Voting Securities

Without the consent of a majority of the other party’s continuing directors, neither party may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX’s ability to transfer beneficial ownership of its Allscripts voting securities. The stock rights and restrictions agreement also provides that if during the period from the third anniversary through the fourth anniversary of the agreement, we propose to file a registration statement under the Securities Act with respect to a primary firm commitment underwritten public offering of Allscripts common stock, IDX will have the right to “piggyback” on the offering by notifying us that IDX wants to include some or all of its Allscripts shares in the registration, subject to customary “cutback” provisions. We will pay all of the expenses of the piggyback registration, except underwriting discounts and commissions on shares sold by IDX, fees of IDX’s counsel and any transfer taxes applicable to the sale of the IDX shares.

Voting of Allscripts Shares Held by IDX

Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by Allscripts stockholders. Notwithstanding the foregoing, on certain matters IDX generally must vote all of its Allscripts shares in accordance with the recommendation of the Allscripts continuing directors; provided that, except in limited circumstances related to IDX’s breach of its obligations to Allscripts, IDX is not required to vote its Allscripts shares in accordance with the recommendation if the average closing price of Allscripts stock during the 90 trading days preceding the vote is less than $14.5625. These matters are those that:

•	constitute a business combination involving Allscripts;

•	involve the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

•	involve the issuance by Allscripts of its own securities for cash; or

•	involve any acquisition by Allscripts, whether through merger, share exchange, purchase of assets or otherwise.

IDX’s Right to Participate in Securities Issuances by Allscripts

If at any time during the term of the stock rights and restrictions agreement we plan to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into Allscripts voting securities and, as a result, IDX’s beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then we must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts common shares then beneficially owned by IDX by the total number of Allscripts common shares then outstanding.

Termination

The stock rights and restrictions agreement will terminate by its terms in January 2011, but it may be terminated earlier as follows:

•	by mutual written consent of IDX and us; or

•	by IDX if we file for bankruptcy, or another person commences a bankruptcy proceeding against us and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against Allscripts.

Strategic Alliance Agreement

Upon completion of the Channelhealth merger transaction, we entered into a strategic alliance agreement with IDX.

Marketing of Channelhealth Products

The strategic alliance agreement provides for a ten-year strategic alliance under which Allscripts and IDX will cooperate to develop and market Channelhealth products pursuant to a development plan to be updated at least quarterly during the term of the alliance. Each of Allscripts and IDX are required to develop connectivity between their respective products to facilitate data exchange and ease of use. The parties are required to compensate and motivate their sales forces to sell our products to IDX customers and prospects.

Marketing Restrictions

During the term of the alliance, each party, subject to certain exceptions, is prohibited from entering into any relationship or arrangement with direct competitors of the other party to develop or provide competitive products other than those currently marketed by such party. Either party may terminate the marketing restrictions to which it is subject upon the occurrence of a material adverse change in the business, properties, results of operations or condition (financial or otherwise) of the other party (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the party competes).

Compensation

Allscripts and IDX are entitled to agreed upon revenue sharing for sales of each other’s products. In 2003, we paid IDX approximately $980,000 pursuant to this obligation. In addition, we lease office space from IDX and, in 2003, paid IDX approximately $465,000 for the lease of the office space and use of the facility’s infrastructure. Additionally, in 2003, we paid IDX approximately $300,000 to terminate a lease expansion obligation in conjunction with our 2001 restructuring, and $27,000 for consulting services.

Change of Control

If during the term of the alliance, a change of control occurs with respect to either party with a direct competitor of the other party, the party undergoing the change of control will be subject to certain revenue sharing obligations with the other party and, upon the termination of the Strategic Alliance Agreement, must deliver all source code for Allscripts products to the other party.

Termination of Alliance

Either party may terminate the alliance in the event the other party becomes insolvent or if the other party has defaulted under or breached any material term of the strategic alliance agreement and has not cured the default or breach within 120 days after it occurs.

Amended and Restated Cross License and Software Maintenance Agreement

In connection with the Channelhealth merger transaction, Channelhealth and IDX entered into an amended and restated cross license and software maintenance agreement.

Cross License

The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to Channelhealth permitting Channelhealth to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works with regard to the software, for the purpose of merging IDX software with Allscripts’ products and to market and sublicense IDX software in connection with the marketing of those products and, in the case of Channelhealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain Channelhealth software applications and related intellectual property rights in connection with IDX’s “Patient Channel” business.

Termination

In the event that the strategic alliance agreement between Allscripts and IDX is terminated or not renewed, the license granted by IDX to Channelhealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by Channelhealth to create or maintain compatibility or connectivity between Allscripts products and IDX products.

Value Added Reseller Agreement

Allscripts and IDX have entered into a Value Added Reseller Agreement, dated March 31, 2004, pursuant to which Allscripts has granted to IDX’s Flowcast division a license to market and resell certain Touchworks products directly to IDX Flowcast customers. The agreement has an initial term of three years, but may be terminated by either party on written notice of 180 days.

Certain Business Relationships

See “Compensation Committee Interlocks and Insider Participation” for other Related Party Transactions.

Proposal 2

Amendment and Restatement of Amended and Restated 1993 Stock Incentive Plan

Historically, key individuals performing services for Allscripts, including employees, officers, eligible directors, consultants and agents, have been eligible to receive grants of stock options or stock appreciation rights under Allscripts’ Amended and Restated 1993 Stock Incentive Plan. We intend to modify this practice under a new equity compensation program, beginning in 2004, under which such eligible persons will be eligible for stock awards (i.e. restricted stock units) in addition to, or in lieu of, stock options and stock appreciation rights. Such stock awards will entitle such eligible persons to shares of Allscripts common stock as the award vests.

To accommodate the changes to our equity compensation program, it is necessary to adopt an amendment and restatement of the Amended and Restated 1993 Stock Incentive Plan, a copy of which is included as Appendix B to this proxy statement, to increase the number of shares reserved for issuance under the Plan from 8,393,489 to 9,393,489, to allow for the grant of stock awards under the Plan, and to make certain other changes discussed below. Stock awards are a grant of shares or a right to receive shares or their cash equivalent. The Plan currently only provides for the grant of stock options or stock appreciation rights to eligible persons. As discussed above, we intend to change our equity compensation program for certain eligible persons, under which such eligible persons will be eligible for stock awards. The Board of Directors has adopted the amendment and restatement of the Plan, subject to stockholder approval. At the Annual Meeting of Stockholders, stockholders will be asked to approve this amendment and restatement of the Plan. The Board of Directors recommends approval of this amendment and restatement of the Plan so we have the flexibility under the Plan to continue implementation of our new compensation program, which the Board believes will allow us to continue to attract and retain the best available individuals and provide an incentive for eligible persons to use their best efforts on our behalf.

If approved by stockholders, the amendment and restatement of the Plan would:

•	increase the maximum aggregate number of shares of Allscripts common stock underlying all awards that are allowed to be issued under the Plan by 1,000,000;

•	permit the Compensation Committee to grant stock awards to eligible persons under the Plan;

•	provide that no options may be repriced without stockholder approval;

•	allow for the designation of restricted stock and restricted stock unit awards as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code;

•	provide the Compensation Committee with additional flexibility regarding cashing out of a stock incentive in the event of a merger; and

•	implement certain other technical changes.

Reasons for and Description of Proposed Amendment and Restatement

We intend to make changes to our equity based compensation program in 2004, as described in the Report of the Compensation Committee appearing earlier in this Proxy Statement. It is important for us to have the flexibility to grant stock awards under the Plan to allow us to continue to attract and retain the best available individuals and provide an incentive for such individuals to use their best efforts on our behalf. We believe that this approach to compensation will offer such individuals a competitive and more stable level of equity-based compensation than they have received during recent years and that it will help create an environment where the value of individual contributions and collective efforts is appropriately recognized and that encourages people to do their best work. The new program will also give eligible persons the opportunity to be an owner and to share in the success of Allscripts, which we believe will provide a direct link between the interests of participants and shareholders. We view the new compensation plan as an important step in our efforts to position Allscripts for long-term success.

If stockholders do not approve the proposed amendment and restatement of the Plan, we will not be able to implement the equity compensation program changes described.

We reserve the right to issue stock options and any other awards permitted under the Plan and we may make changes to our equity compensation programs generally, although material amendments to our equity compensation plans will require stockholder approval under Nasdaq rules.

Description of the Plan

The following summary describes the basic features of the Plan. However, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. We have attached a copy of the Plan as Appendix B to this proxy statement.

General

The Board originally adopted the Plan on September 14, 1993. The Plan has been amended from time to time since its initial adoption. The Plan, as it is proposed be be amended and restated subject to stockholder approval, will terminate on April 23, 2014. The purposes of the Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of our business by aligning the financial interests of key individuals performing services for Allscripts with long-term shareholder value. Under the Plan, as it is proposed to be amended and restated subject to stockholder approval, stock options, stock awards, and stock appreciation rights may be granted under the Plan. Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options.

Shares Available for the Plan

We presently have 8,393,489 shares of common stock reserved for issuance under the Plan. The Board proposes to amend the Plan to increase the number of shares that can be issued to 9,393,489. We believe that we need to increase the number of shares issuable under the Plan in order to ensure that there are adequate shares available for future grants to support broad-based participation. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 3,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Allscripts’ outstanding common stock. In that event, the Compensation Committee may also make appropriate adjustments to any stock appreciation rights and stock awards outstanding under the Plan. In addition, the Plan, as it is proposed to be amended and restated subject to stockholder approval, would allow the Compensation Committee to cash out stock incentives in the event of a merger, consolidation or similar event.

Plan Administration

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration.

Stock Awards

Under the Plan, as it is proposed to be amended and restated subject to stockholder approval, stock awards may be granted alone, in addition to, or in tandem with other awards under the Plan. Stock awards may consist of shares of Allscripts common stock or restricted stock units, which represent the right to receive shares of Allscripts common stock in the future, in each case subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The restricted shares become freely transferable when the restriction period expires. At the end of the restricted period for restricted stock units, the holder will be paid in cash, shares of Allscripts common stock or both, as determined by the Compensation Committee.

Stock Options

Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not Allscripts employees.

Under the Plan, as it is proposed to be amended and restated subject to stockholder approval, upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) if the Compensation Committee so provides, by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price; or (3) if the Compensation Committee so provides, by a combination of these methods.

Stock Appreciation Rights

A holder of a stock appreciation right, or SAR, has the right to receive upon exercise of the SAR, in cash or in Allscripts common stock, the appreciation in the fair market value of the number of shares of common stock specified in the SAR. The Committee may grant SARs independently or in tandem with options. If a SAR is granted in tandem with an option, the exercise of the tandem option will result in a cancellation of the SAR and vice versa.

Performance-Based Awards

Under the Plan, as it is proposed to be amended and restated subject to stockholder approval, the Compensation Committee may designate any award of restricted stock or restricted stock units as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on any of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share, or costs. The number of shares of common stock that may be issued in any fiscal year with respect to restricted stock or restricted stock units that are intended to be performance-based compensation may not exceed 3,000,000 shares.

Expiration of Options and SARs

Generally, options and SARs granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment with Allscripts prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option or SAR be exercised after its expiration date. Any unvested portion of an option or SAR will expire immediately upon termination of employment.

Outstanding Stock Options

We cannot determine the number of shares that may be granted as stock awards under the Plan to participants or that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights outstanding under the Plan. On April 15, 2004, the last reported sale price of Allscripts common stock on the Nasdaq National Market was $10.82 per share. As of April 15, 2004, the following options had been granted under the Plan:

Name	Number of Shares
Glen E. Tullman Chairman, President and Chief Executive Officer	1,412,254
Lee A. Shapiro President	845,500
Joseph E. Carey Chief Operating Officer	766,666
T. Scott Leisher Executive Vice President, Sales and Marketing	580,915
William J. Davis Chief Financial Officer	350,000
Michael J. Kluger Director Nominee	90,000
Robert A. Compton Director Nominee	50,000
All current executive officers	4,365,335
All current directors who are not executive officers	475,571
All employees (other than current executive officers)	4,934,132

Transferability of Options and SARs

Generally, an option or SAR may not be sold, assigned or otherwise transferred during its holder’s lifetime, except by will or the laws of descent and distribution. In certain limited circumstances, the Committee, in its sole discretion, may provide that a nonqualified stock option or SAR may be transferred, subject to the terms and conditions established by the Committee.

Tax Consequences

The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of their awards under the Plan.

Incentive Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an incentive stock option, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Allscripts does not receive a tax deduction. However, the excess of the fair market value of Allscripts common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

Nonqualified Stock Options

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of a nonqualified stock option, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Stock Appreciation Right

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of a SAR, and Allscripts does not receive a tax deduction by reason of either event. Upon exercise of a SAR, the holder recognizes ordinary income in an amount equal to the amount of the cash payment or fair market value of the shares of Allscripts common stock he or she received. Generally, Allscripts is entitled to a corresponding tax deduction.

Stock Awards

The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder’s taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares. The holder of a restricted stock unit does not recognize taxable income upon the grant of the unit. When the restrictions lapse, the holder recognizes ordinary income equal to the fair market value of the shares or amount of cash transferred to the holder.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, Allscripts will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed.

Plan Amendment and Termination

The Plan, as it is proposed to be amended and restated subject to stockholder approval, will terminate on April 23, 2014. Under the terms of the Plan, the Board of Directors may amend or terminate the Plan at any time, subject to Nasdaq’s stockholder approval requirements.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment and restatement of the Plan.

For the reasons set forth above, the Board has unanimously adopted resolutions approving, and recommending to the stockholders for their approval, the Plan. A copy of the Plan, as proposed to be amended and restated, for which stockholder approval is being sought, is included as Appendix B to this proxy statement and may also be obtained upon written request to: Secretary, Allscripts Healthcare Solutions, 2401 Commerce Drive, Libertyville, IL 60048.

The Board of Directors unanimously recommends a vote FOR

the amendment of the Amended and Restated 1993 Stock Incentive Plan

AUDIT COMMITTEE REPORT

The audit committee is comprised of three directors who are each independent, as defined in Nasdaq’s listing standards and Securities and Exchange Commission regulations. The committee operates under a new written charter adopted by the board and consistent with recently adopted Nasdaq and SEC requirements, a copy of which is included as Appendix A to this proxy statement.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent public accountants, appointed by the audit committee, are responsible for auditing those financial statements.

The audit committee of Allscripts held seven meetings during 2003. The meetings were designed to facilitate and encourage private communications between the committee and Allscripts’ former independent public accountants, KPMG LLP.

During these meetings, the committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and KPMG. The committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the committee recommended to the board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

The discussions with Allscripts’ independent accountants also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The committee received from the independent accountants written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm’s independence.

Audit Committee

Michael J. Kluger, Chairman

Marcel L. “Gus” Gamache

Bernard Goldstein

INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee appoints Allscripts’ independent public accountants. After evaluating several independent audit firms, on April 12, 2004, the audit committee, pursuant to authority delegated to it by the board, appointed Grant Thornton LLP as Allscripts’ independent public accountant for the 2004 fiscal year, and dismissed KPMG LLP from that role.

The reports of KPMG on Allscripts’ consolidated financial statements as of and for the two years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles or practices.

During Allscripts’ two fiscal years ended December 31, 2003, and in the interim period from January 1, 2004 through April 12, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Allscripts provided KPMG with a copy of the disclosures made in its Current Report on Form 8-K dated April 12, 2004 and filed with the Securities and Exchange Commission on April 16, 2004 (the “Form 8-K”) and requested that KPMG furnish Allscripts with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by Allscripts in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which KPMG does not agree. A copy of that letter was filed as Exhibit 16.1 to the Form 8-K.

As stated above the audit committee appointed Grant Thornton LLP as Allscripts’ new independent accountants to audit and report on the financial statements for the fiscal year ending December 31, 2004 and to act, on a continuing basis, as Allscripts’ independent public accountant.

During the years ended December 31, 2002 and 2003, and through April 12, 2004 (the date Grant Thornton was appointed), neither Allscripts nor the audit committee consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Grant Thornton will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions. Representatives from KPMG will not attend the Annual Meeting.

Proposal 3

Ratification of Independent Accountants

Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Grant Thornton. If stockholders do not ratify the appointment, the audit committee will investigate the reasons for the stockholders’ rejection and the Board of Directors will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent accountants for 2004.

Disclosure of Independent Auditor Fees

Audit Fees

Audits fees include fees paid by Allscripts to KPMG in connection with the annual audit of Allscripts’ consolidated financial statements and KPMG’s review of interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by independent auditors. Such services could include comfort letters and consents related to SEC registration statements and other capital raising activity. The aggregate fees earned by KPMG for audit services rendered to Allscripts for the years ended December 31, 2002 and December 31, 2003 totaled $216,285 and $301,000 respectively.

Audit Related Fees

Audit related services include due diligence services related to Allscripts’ acquisition of Advanced Imaging Concepts, Inc. The aggregate fees earned by KPMG for audit related services rendered to Allscripts for the years ended December 31, 2002 and December 31, 2003 totaled $30,755 and $34,000 respectively.

Tax Fees

Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees earned by KPMG for the tax related services rendered to Allscripts for the years ended December 31, 2002 and December 31, 2003 totaled $100,500 and $148,000 respectively.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of service to the audit committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

4.	Other fees are those associated with services not captured in the other categories. As a general matter, Allscripts no longer requests such services from the independent auditor.

Prior to engagement, the audit committee pre-approves independent auditor services within each category. The fees are budgeted and the audit committee requires the independent auditor and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

EXECUTIVE OFFICERS

Following is certain information about the executive officers of Allscripts, based on information furnished by them.

Glen E. Tullman, 44, became the Chairman of our Board in May 1999 and our Chief Executive Officer in August 1997 and was our President from December 2001 through April 2002. From October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a publicly traded healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman was employed by CCC Information Services Group, Inc., a computer software company servicing the insurance industry, most recently as President and Chief Operating Officer.

Lee A. Shapiro, 48, became our President in April 2002. From April 2000 to April 2002, Mr. Shapiro served as Executive Vice President of Allscripts and was responsible for strategic business development and related initiatives. Prior to joining Allscripts, from 1998 to 2000, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, Chicago, Illinois. From 1980 until 1986, Mr. Shapiro practiced law with Barack, Ferrazzano, Kirschbaum & Perlman, Chicago and its predecessor. Mr. Shapiro served as the President of SES Properties, Inc., a closely held real estate company based in Carlsbad, California from 1986-1998. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman until its sale in 1992.

Joseph E. Carey, 46, became our Chief Operating Officer in April 1999. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBO in 1997 with HBO’s acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition.

T. Scott Leisher, 44, became our Executive Vice President, Sales and Marketing, in October 2000. From April 2000 to October 2000, Mr. Leisher served as our Senior Vice President, Sales and Marketing. From 1998 to 2000, Mr. Leisher served as our Senior Vice President, Sales. Prior to joining Allscripts, Mr. Leisher was with CCC Information Services from 1986 to 1998 where he served in a number of management positions, completing his tenure there as a Senior Vice President in their Insurance Division.

William J. Davis, 36, became our Chief Financial Officer in October 2002. Mr. Davis was the Chief Financial Officer of Lante Corporation from 2000 until he joined Allscripts, and was Controller of Lante from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PricewaterhouseCoopers LLP.

Appendix A

AUDIT COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall be to assist the Board in discharging its responsibilities relating to oversight of the preparation and integrity of the financial statements of the Company, the independent auditor of the Company and its independence, qualifications and performance and compliance by the Company with legal and regulatory requirements.

The Committee shall produce an audit committee report for inclusion in the annual proxy statement or Form 10-K of the Company that complies with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any other applicable laws, rules and regulations.

Membership

The members of the Committee (including the Chairperson thereof) shall be appointed by the Board. Members may be removed by the Board in accordance with the laws of the state of Delaware. If a member of the Committee ceases to be a director, the individual shall thereupon cease to be a member of the Committee.

The Committee shall be comprised of not less than three members of the Board, each of whom shall satisfy the independence and financial understanding requirements of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related rules and regulations of the Commission and any other applicable laws, rules and regulations. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the financial sophistication of such individual. In addition, all members of the Committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities hereunder.

The Board shall also determine whether any and which members of the Committee possess the requisite accounting or related financial management experience and expertise necessary to qualify as an “audit committee financial expert” as defined by the Commission.

It is the intention of the Company that members of the Committee shall not simultaneously serve on the audit committee of more than one other public company.

Meetings

The Committee shall meet at such times as it deems necessary to fulfill its purpose and responsibilities, but shall meet at least four times each year. The Committee shall establish its own schedule and agenda, coordinated by the Chairperson, which shall be provided to the Board in advance of each meeting. The Chairperson or any member of the Committee may call special meetings of the Committee upon notice as specified in the bylaws of the Company.

In addition, the Committee shall meet separately with each of management and the independent auditor as the Committee deems appropriate and as otherwise required by applicable law or regulation.

The Committee shall maintain written minutes of its meetings. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. A majority of the Committee members, but not less than two, shall constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may adopt other procedural rules in addition to the foregoing from time to time as it shall determine consistent with the bylaws of the Company and this Charter.

The Committee may request the cooperation, including the attendance at meetings or portions thereof, and assistance as may be requested from time to time, of any of the executive officers and other employees of the Company.

The failure to comply with the requirements of this charter or any Nasdaq Stock Market rule or other regulation shall not invalidate any corporate action taken by the Committee.

Responsibilities of the Audit Committee

Engagement and Oversight of Independent Auditor

The Committee shall have sole authority to retain and terminate the independent auditor of the Company, and the independent auditor shall report directly to the Committee. The Committee shall be solely responsible for approval of the compensation and other engagement terms and evaluation and oversight of all work of the independent auditor, whether related to preparing or issuing an audit report or to any other audit or non-audit service.

Prior to engaging an independent auditor, the Committee shall review with the independent auditor the scope, plan, staffing and procedures to be used in conducting the annual audit, as recommended by the independent auditor, and any relationships between the independent auditor and the Company. In connection with the retention of the independent auditor, the Committee shall make all other inquiries and obtain all other disclosures with respect to the independence of such auditor and such other matters as required by law, rule or regulation or as otherwise deemed advisable by the Committee, and discuss any such disclosures with the independent auditor.

The Committee shall ensure that the audit is conducted in accordance with the audit partner rotation requirements of Section 10A(j) of the Exchange Act. At the conclusion of the audit, the Committee shall review and discuss such audit results, including any comments or recommendations of the independent auditor and the response of management to such recommendations.

Preapprovals

The Committee shall adopt appropriate procedures and policies to ensure that all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor are approved by the Committee in accordance with the requirements of Section 10A(i) of the Exchange Act and the rules and regulations of the Commission. Subject to the foregoing, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate, including the authority to preapprove audit and permitted non-audit services, but may not delegate its preapproval authority to management.

Financial Statements, Disclosure and other Compliance Matters

The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to the filing thereof with the Commission, and as the Committee otherwise deems appropriate or necessary. Such review shall comply with all applicable requirements of the Nasdaq Stock Market and any other applicable legal or regulatory requirements, and shall include a review of significant changes in accounting principles or the application thereof, the MD&A disclosure, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Annual Report on Form 10-K.

Communications with Independent Auditor

Prior to the filing of the report of the independent auditor with the Commission, the Committee shall also discuss with the independent auditor:

a) all critical accounting policies and practices, and any changes therein;

b) all material alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor;

d) any audit problems or difficulties;

e) any material differences or disputes with management encountered during the course of the audit, along with the resolution of such differences or disputes;

f) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

g) all matters required to be discussed with the Committee by the independent auditor pursuant to Statement on Auditing Standards No. 61; and

h) such other matters as the Committee deems appropriate or as required by law, rule or regulation.

Internal Controls

The Committee shall periodically review the adequacy and effectiveness of internal controls and procedures and may take appropriate action with respect to any significant deficiencies or material weaknesses in the design or operation of internal controls and procedures, and any irregularities involving management or other employees with a significant role in such controls and procedures. The Committee shall review with management and the independent auditor the adequacy of internal controls. The Committee shall also review with the CEO and CFO how they are meeting their obligations under the certification requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and shall make recommendations as the Committee deems necessary. In particular, the Committee shall review any issues related to the Company’s disclosure controls and procedures and internal control over financial reporting.

Receipt of Complaints

The Committee shall establish such procedures as it deems appropriate or as are required pursuant to the rules and regulations of the Commission and the Nasdaq Stock Market regarding the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Retention of Advisors

In carrying out its purposes, the Committee is authorized to take all actions that it deems necessary or appropriate and may draw upon and direct such internal resources of the Company and may engage such independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors as it shall deem desirable from time to time, at the cost and expense of the Company. The Committee shall have sole authority to determine and approve related fees and retention terms for any such independent counsel or other advisors.

Internal Investigations

The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of the enumerated responsibilities of the Committee. In addition, the Committee shall review and may investigate matters pertaining to the integrity of management, including conflicts of interest and adherence to codes of ethics or business conduct.

Related Party Transactions

The Committee shall conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and shall be responsible for approving all such transactions.

Reporting to the Board

The Committee shall report regularly to the Board as it deems appropriate, and as the Board may request.

Performance Evaluation

The Committee shall conduct an annual evaluation of its performance in the manner it deems appropriate.

Audit Committee Charter

The Committee shall periodically review this Charter and shall recommend any changes to the Board as the Committee deems appropriate. A copy of this Charter shall be made available on the website of the Company at www.allscripts.com.

Other Responsibilities as Appropriate

The Committee shall perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By-Laws or required by applicable law.

Limitation on Role of Audit Committee

It is not the duty of the Committee to plan or conduct audits or to determine whether the financial statements of the Company are complete and accurate and are prepared in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditor of the Company. Members of the Committee should not be assumed to be accounting experts, and are not deemed to have accepted a duty of care greater than other members of the Board.

Appendix B

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

1993 STOCK INCENTIVE PLAN

(As Amended and Restated Effective April 23, 2004)

1. History and Effective Date. On September 14, 1993, the Board of Directors of Allscripts Healthcare Solutions, Inc., successor-by-merger to Allscripts, Inc. (the “Company”), approved the adoption of the Company’s 1993 Stock Incentive Plan (the “Plan”), which was amended and restated on June 7, 1999 and has been subsequently amended thereafter. The Company had previously adopted the Incentive Stock Option Plan (the “Initial Option Plan”), a 1990 Stock Option Plan (the “1990 Plan”), a Consultant Option Plan (the “Consultant Plan”) and an Amended and Restated 1993 Eligible Director Stock Option Plan (the “Director Plan”) (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the “Predecessor Plans”). Following the adoption of the Plan, shares attributable to awards that were forfeited or cancelled under the Predecessor Plans were added back to the shares available for awards under this Plan.

Effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the “Common Shares”), pursuant to which each Common Share was converted into one-sixth of a Common Share (the “Reverse Split”), and all references in this Plan to numbers of Common Shares shall reflect the Reverse Split.

On April 23, 2004, the Board of Directors of the Company adopted an amendment and restatement of the Plan, subject to the approval of the Company’s stockholders, as set forth herein.

2. Purpose; Types of Awards. The purpose of the Plan is to provide a means whereby the Company may, through the grant of equity-based incentives to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. “Eligible Directors” means members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company’s outstanding voting securities on the date when Stock Incentives are to be granted to such persons under the Plan. The Plan authorizes the grant to such key individuals of the Company of equity-based incentives in the form of (a) incentive stock options (“ISOs”) to purchase Common Shares that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (b) nonqualified stock options to purchase Common Shares that are not intended to qualify under Code Section 422 (“Nonqualified Options”), (c) stock appreciation rights (“SARs”), (d) Common Shares, the vesting of which is subject to restrictions and conditions (“Restricted Stock”), and (e) the right to receive Common Shares in the future, provided that certain restrictions and conditions are satisfied (“Restricted Stock Units”). ISOs and Nonqualified Options are referred to collectively under the Plan as “Options.” Options, SARs, Restricted Stock and Restricted Stock Units are referred to collectively as “Stock Incentives” under the Plan.

3. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as “grantees”). The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 9,393,489. The Common Shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. Any shares subject to a Stock Incentive that lapses, expires, terminates, is forfeited or is cancelled under the Plan or any Predecessor Plan without the issuance of Common Shares (including, if applicable, Common Shares that are not issued because they were used to satisfy tax withholding or payment of the exercise price of a Stock Incentive), shall again become available for issuance of Stock Incentives under the Plan. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

4. Administration. This Plan shall be administered by the Compensation Committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). To the extent that the Board deems it necessary or desirable, each member of the Committee shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

5. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of Options, SARs, Restricted Stock or Restricted Stock Units, or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company. Each Stock Incentive award under the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award, as determined by the Committee in its sole discretion.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the Option agreement:

(a) Term. Each Option agreement shall specify the period for which the Option is exercisable and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted and shall not be less than the fair market value of a share on the grant date.

(c) Exercise of Options. No part of any Option may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. An Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that an Option may be exercised following a grantee’s termination of service with the Company. If an Option is granted in tandem with an SAR, exercise of the Option shall result in termination of the related SAR with respect to the shares exercised, and vice versa.

(d) Payment of Purchase Price Upon Exercise of an Option. Upon the exercise of an Option, the purchase price shall be paid in cash or, if the Committee so provides, in Common Shares of the Company valued at their fair market value on the date of exercise, or in any combination of cash or Common Shares. For purposes of the Plan, “fair market value” means, as of any date, if the Common Shares are actively traded or quoted on an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)), the closing price of the Common Shares on such date or, if the shares are not actively traded or quoted in an established market, the value that the Committee determines is the fair market value in good faith and in its sole discretion.

(e) Special Rules Applicable to ISOs. In addition to the foregoing, ISOs shall be subject to the following special rules:

(i) An ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted by the Board.

(ii) The term of the ISO may not be more than ten years from the date the ISO is granted (five years, in the case of a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company on the date the ISO is granted).

(iii) The per share exercise price of an ISO shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the ISO is granted.

(iv) No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs that first become exercisable in such calendar year exceeds $100,000.

(v) If the grantee dies, his or her ISO may be exercised, to the extent that the grantee could have done so at the date of death, by the person or persons to whom the grantee’s rights under the ISO pass by will or applicable law, or if no such person has such right, by the grantee’s executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee’s death (as the Committee may specify in the Option agreement), but not later than the expiration date specified in the Option agreement.

(vi) If a grantee’s employment with the Company terminates because of permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, within one year of such termination, but not later than the expiration date specified in the Option agreement. For purposes of the Plan, the term “permanent disability” means the permanent incapacity of a grantee to perform the usual duties of his or her employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

(vii) If a grantee’s employment with the Company terminates for any reason other than death or permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the Option agreement.

To the extent that any Option granted under the Plan is intended to be an ISO, but does not satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Option.

(f) Repricing. Except for adjustments pursuant to paragraph 12 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

7. Terms and Conditions of SARs. A grantee who is awarded a SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant. Each SAR granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the SAR agreement.

(a) Term. Each SAR agreement shall specify the period for which the SAR is exercisable and shall provide that the SAR shall expire at the end of such period. SARs may be granted in tandem with or with reference to an Option, in which event the grantee may elect to exercise either the Option or the SAR (as to the same Common Shares subject to the Option and the SAR), or the SAR may be granted independently of a related Option. A SAR shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

(b) Exercise of SARs. No part of any SAR may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. A SAR may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that a SAR may be exercised following a grantee’s termination of service with the Company. If a SAR is granted in tandem with an Option, exercise of the SAR shall result in termination of the related Option with respect to the number of shares exercised, and vice versa.

(c) Payment. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may award a grantee Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion. For purposes of the Plan, “Restricted Stock” is a grant of Common Shares, and a “Restricted Stock Unit” is the grant of the right to receive Common Shares in the future, with such Common Shares, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

(a) Eligibility; Terms of Awards. The Committee shall designate the grantees to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of Common Shares or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate, as set forth in the Restricted Stock agreement applicable to the award.

(b) Restricted Period. During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(i) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a grantee under the Plan shall be exercisable during his or her lifetime only by such grantee.

(ii) The grantee shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Common Shares or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(iii) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and rules and administration adopted pursuant to such Plan, and a Restricted Stock Agreement dated                                         . A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Allscripts Healthcare Solutions, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in the Plan or a Restricted Stock agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the grantee. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in paragraph 8(b) shall be delivered to the grantee. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, Common Shares, or any combination thereof, as determined by the Committee.

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures shall be based on any one or more of the following, as selected by the Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. For Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). The payout of any such Stock Incentive to a “covered employee” (within the meaning of Code Section 162(m)) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

10. Transferability. Except as provided in this paragraph 10, no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Nonqualified Option may transfer such Option, without value, to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family, provided that (i) the applicable Option agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the

Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

11. No Rights as a Stockholder. No grantee shall have any rights as a stockholder with respect to any Common Shares underlying Stock Incentives granted under the Plan prior to the date, if any, Common Shares are issued in the grantee’s name.

12. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company’s Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company’s Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company’s issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the number of shares subject to then existing Stock Incentives and, if applicable, the exercise price thereof, shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change provided, however, in the event of a merger, consolidation, or similar event with another corporation, all or any portion of the Stock Incentives may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected grantee and either: (i) the grantee is permitted to exercise the Stock Incentive, where applicable, for a reasonable period prior to the effective date of the cancellation; or (ii) the grantee receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Stock Incentives. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

13. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon transfer of any shares pursuant to the exercise or vesting of a Stock Incentive, the Company may require each grantee, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

14. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate the grantee’s relationship with the Company (including his or her employment) at any time.

15. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

16. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of the Company’s stockholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 3; (b) permit granting of any ISO at any option price less fair market value at the date of grant; (c) change the class of individuals eligible to receive Stock Incentives; (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 17; or (e) materially (within the meaning of rules of Nasdaq) change the terms of the Plan.

17. Term of Plan. This Plan shall terminate and no Stock Incentive shall be granted after April 23, 2014; provided that any Stock Incentives granted prior to such date may be exercised in accordance with their terms.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

PROXY	PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2401 Commerce Drive

Libertyville, Illinois 60048

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen E. Tullman and William J. Davis, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on April 26, 2004, at the annual meeting of stockholders to be held on May 27, 2004, and any adjournment thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  ■

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This Proxy when properly executed will be voted in the manner directed hereby the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors, FOR the amendment and restatement of the Amended and Restated 1993 Stock Incentive Plan and FOR the ratification of Grant Thornton LLP as independent accountants for 2004.

1.	ELECTION OF DIRECTORS— Nominees: Michael J. Kluger and Robert Compton. (INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee’s name in the space below.)	For All ☐	Withhold All ☐	For All Except ☐	2. 3.	Amendment and Restatement of Amended and Restated 1993 Stock Incentive Plan. Ratification of the appointment of Grant Thornton LLP as independent accountants for 2004.	For ☐ For ☐	Against ☐ Against ☐	Abstain ☐ Abstain ☐
					4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: , 2004

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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    FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.